CE FRANKLIN LTD.

INFORMATION CIRCULAR

MANAGEMENT SOLICITATION OF PROXIES

This Information Circular is furnished in connection with the solicitation of proxies by and on behalf of the management of CE Franklin Ltd. (the "Company" or "CE Franklin") to be voted at the Annual Meeting (the "Meeting") of the holders of Common Shares ("Shareholders") of the Company to be held on Tuesday, May 4, 2004 at 2:30 p.m. (Calgary time) in the Trophy Lounge at The Calgary Petroleum Club, 319 - 5th Avenue S.W., Calgary, Alberta, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.  The solicitation is intended to be primarily by mail; however, proxies may also be solicited by telephone or in person.  The cost thereof will be borne by the Company.  Except where otherwise stated, the information contained herein is given as of the 17th day of March, 2004.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the enclosed form of proxy, being S. Douglas Martin and Michael S. West, are directors of the Company.  A Shareholder submitting a proxy has the right to appoint a person, who need not be a Shareholder, to represent the Shareholder at the Meeting other than the persons designated in the form of proxy furnished by the Company.  To exercise this right, the Shareholder may insert the name of the desired representative in the blank space provided in the proxy or may submit another appropriate form of proxy.  The completed proxy must be deposited at the office of Computershare Trust Company of Canada, 600, 530-8th Ave. S.W., Calgary, Alberta, T2P 3S8, not later than the close of business on the business day preceding the day of the Meeting or any adjournment thereof, or with the Chairman of the Meeting immediately prior to the commencement of the Meeting or any adjournment thereof, otherwise the instrument of proxy will be invalid.

The instrument appointing a proxy shall be in writing in any effectual form and shall be executed by a Shareholder or his or her attorney authorized in writing, or if the Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized.  Persons signing as executors, administrators or trustees should so indicate and give their full title as such.  A partnership should sign in the partnership name by an authorized person(s).

An instrument of proxy may be revoked by the person giving it at any time prior to the exercise thereof.  If a person who has given a proxy attends personally at the Meeting, such person may revoke the proxy and vote in person.  In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the Shareholder or by his or her attorney authorized in writing, or, if the Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited at the office of the Company at any time up to and including the last business day preceding the day of the Meeting or any adjournment thereof at which the proxy is to be used, or with the Chairman of such Meeting on the day of the Meeting or any adjournment thereof at which the proxy is to be used, or in any other manner permitted by law, and upon any of such deposits, the proxy is revoked.

EXERCISE OF DISCRETION BY PROXIES

The shares represented by the proxy will be voted or withheld from voting in accordance with the instructions of the Shareholder on any ballot that may be called for and, if the Shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly.  In the absence of such choice being specified, such shares will be voted "for" the matters to be voted on.

The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice of Annual Meeting of Shareholders and with respect to other matters which may properly be brought before the Meeting.  At the time of printing this Information Circular, the management of the Company knows of no such amendments, variations or other matters to come before the Meeting other than the matters referred to in the Notice of Annual Meeting of Shareholders.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

The board of directors has fixed March 31, 2004 as the record date for determining Shareholders entitled to receive notice of the Meeting.  A person shown as a Shareholder of record on March 31, 2004 will be entitled to vote the shares then registered in such Shareholder's name, except to the extent that (a) the Shareholder has transferred the ownership of any of such shares after that date, and (b) the transferee of those shares produces properly endorsed share certificates, or otherwise establishes that the transferee owns the shares and demands not later than ten days before the Meeting that the transferee's name be included in the list of persons entitled to vote at the Meeting, in which case the transferee will be entitled to vote such shares at the Meeting.

As at March 17th, 2004, the Company had issued and outstanding 17,178,696 Common Shares, each share entitling the holder to one vote in respect of each share held.

To the knowledge of the directors and senior officers of the Company, no person or group of persons beneficially own, directly or indirectly, or exercise control or direction over shares carrying more than 10% of the voting rights attached to the shares of the Company, except as specified below:

Name	Number of Shares	Percentage
Smith International, Inc.	9,465,382	55.1%

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid by the Company to the Chairman, President and Chief Executive Officer and to each of the next four most highly compensated executive officers who were serving in such capacities at December 31, 2003, (collectively, the "Named Executive Officers") for services rendered to the Company for the years ending December 31, 2003, 2002, and 2001 respectively.

		Annual Compensation			Long-Term Compensation

					Awards		Payouts

					Securities Under Options/ SARs Granted (#)	Restricted Shares or Restricted Share Units ($)
Name and Principal Position							LTIP Payouts ($)
			Bonus ($)	Other Annual Compensation(1) ($)				All Other Compensations ($)
	Year	Salary ($)

Michael West	2003	200,000	--	20,094	76,044	--	--	--
Chairman,	2002	187,642	--	15,027	211,495	--	--	--
President and
Chief Executive
(2)
Officer

Salvatore Secreti	2003	176,000	--	19,374	55,766	--	--	--
Vice President(3)	2002	176,000	15,520	15,507	78,083	--	--	--
and Chief	2001	144,615	--	12,329	44,907	--	--	--
Financial Officer

Tim Ritchie	2003	132,000	--	14,094	41,824	--	--	--
Vice President,	2002	120,000	11,640	13,292	55,748	--	--	--
Operations	2001	111,538	--	12,489	10,378	--	--	--

Brent Greenwood	2003	120,000	--	14,094	38,022	--	--	--
Vice President,	2002	120,000	11,640	12,590	55,748	--	--	--
Marketing and	2001	109,846	--	11,184	9,968	--	--	--
Supply

Jim Baumgartner	2003	120,000	--	13,200	38,022	--	--	--
Vice President,	2002	120,000	11,640	9,877	55,748	--	--	--
Sales(4)	2001	57,230	--	4,578	10,000	--	--	--

(1)	Perquisites and other personal benefits include a car allowance, contributions to a group RRSP plan and parking for the
	Named Executive Officers.
(2)	Mr. West was appointed President and Chief Executive Officer on January 15, 2002, and was appointed Chairman on
	December 31, 2003.
(3)	Mr. Secreti joined the Company on January 29, 2001.
(4)	Mr. Baumgartner joined the Company on July 3, 2001.

Stock Options Granted During 2003

The following options to purchase Common Shares of the Company were granted during 2003 to the Named Executive Officers of the Company pursuant to the terms of the Company's Stock Option Plan.

Name	Securities Under Options/SARs Granted (1) (#)	% of Total Options/SARs Granted to Employees in Financial Year	Exercise or Base Price ($/Security)	Market Value of Securities Underlying Options/SARs on the Date of Grant ($/Security)	Expiration Date
Michael S. West	76,044	15.20%	$2.70	$2.70	December 12, 2013
Salvatore Secreti	55,766	11.20%	$2.70	$2.70	December 12, 2013
Tim Ritchie	41,824	8.40%	$2.70	$2.70	December 12, 2013
Brent Greenwood	38,022	7.60%	$2.70	$2.70	December 12, 2013
Jim Baumgartner	38,022	7.60%	$2.70	$2.70	December 12, 2013

(1)

Each option granted vests over three years at a rate of 1/3 per year.

Aggregate Option Exercises During 2003 and Option Values at December 31, 2003

The following table sets forth information in respect of the aggregate stock options exercised by the Named Executive Officers during 2003 and the value of unexercised, in-the-money options as at December 31, 2003.  The actual value of the unexercised in-the-money options was determined by the market price of the Company's Common Shares on the date such options may be exercised by any of the Named Executive Officers. There is no assurance that the values of such in-the-money options shown in this table will be realized.

(1)

The "Value of Unexercised In-The-Money Options at December 31, 2003" was calculated by determining the difference between the market value of the securities underlying the option at the end of the financial year and the exercise price of such options.  At the end of the most recently completed financial year, the closing price of the Company's Common Shares on the Toronto Stock Exchange was $2.76.

Option Repricing

No options held by Named Executive Officers were repriced during the fiscal year ended December 31, 2003.

Composition of the Compensation Committee

The Compensation Committee is comprised of S. Douglas Martin and Douglas L. Rock, both of whom are independent, non-employee directors of the Company.  Mr. Rock is currently Chairman, Chief Executive Officer and President of Smith International, Inc. which holds a material interest in the Company.  See "Interest of Management and Others in Material Transactions".  During 2003, neither member was a current or former officer or employee of the Company or any of its subsidiaries.  The Compensation Committee of the Board of Directors is responsible for, among other matters, reviewing the performance objectives and compensation package for the Chief Executive Officer, recommending compensation and benefits packages for senior management and reviewing and approving fees paid to members of the board of directors.

Report on Executive Compensation

During 2003, the Company's compensation arrangements for executive officers consisted of a combination of base salary (approximately 60% of total compensation), a variable pay bonus plan (approximately 30% of total compensation), and stock option awards (longer term performance approximately 10% of total compensation).  The objectives of the Company's compensation program are: to align the executive's interests with those of shareholders; to provide compensation that is sufficient to attract, retain and reward a high calibre management team, which is in line with its industry peer group in the Canadian oil and gas service sector and who are members of the Petroleum Services Association of Canada (“PSAC"); to provide the opportunity to earn total compensation that is above average when performance standards are exceeded, with an emphasis on annual and longer term incentives and to balance Company-wide and operational (individual) performance results.  The following is a description of each of these components.

Salaries

The Company targets overall base salary levels at or near the market median for its peer group of companies who are members of PSAC.  Base salaries are reviewed annually and actual salary levels will reflect both market conditions, individual qualifications and performance of the executive and the performance of the Company in the preceding year.

Variable Pay Bonus Plan

Each of the Named Executive Officers is eligible to participate in this plan.  Bonus amounts are determined annually.  The amount of the bonus for any executive officer during 2003 was determined based on actual corporate performance measured against an earnings per share target (30% weighting), return on equity target (30% weighting), days sales outstanding (20% weighting), and inventory turns (20% weighting) and varies depending on the level of the executive officer in the executive group.  None of the above targets were met during 2003 and therefore, no bonuses were paid to the Named Executive Officers.

Stock Option Awards

The Named Executive Officers are eligible for annual stock option awards with varying levels of grants related to levels of base salary.  Under the terms of the stock option award guidelines, options will be granted from time to time at the discretion of the Board of Directors and upon the approval and recommendation of the Compensation Committee.  All options granted in 2003 have a ten-year term (2001 and prior, a five year term) and vest on a basis determined by the Compensation Committee with 2003 issues vesting at 1/3 per year on each of the first three anniversaries of the date of grant.  The number of stock options previously granted to each Named Executive Officer was not considered in determining this year’s stock option grants.

President and Chief Executive Officer Compensation

The compensation for the Chairman, President and Chief Executive Officer incorporates a base salary, participation in the variable pay bonus plan the terms of which are described above under "Variable Pay Bonus Plan", and awards of stock options in the same manner and subject to the targets as the other Named Executive Officers.  The Chairman, President and Chief Executive's base salary was determined by the Compensation Committee based upon a review of peer group companies in the Canadian oil and gas service sector who are members of PSAC.  The Chairman, President and Chief Executive Officer was also awarded stock options under the Company's stock option plan the terms of which are described under "Stock Option Awards" above.

This report is submitted by the Compensation Committee, which consists of:

S. Douglas Martin

Douglas L. Rock

Compensation of Directors

During 2003, directors were compensated based on a flat fee of $7,500 plus meeting fees for which they were in attendance of $1,000 per meeting for board meetings, and $750 per meeting for committee meetings.

Mr. Schnell and Mr. Stobbe were paid $10,250 in 2003, respectively.  For 2003, Mr. Schnell and Mr. Stobbe were each granted 10,000 stock options at a price of $2.70 per share.  Mr. Martin, who was Chairman of the board until December 31, 2003, was paid $30,000 plus out-of-pocket expenses and granted 15,000 stock options, at an exercise price of $2.70 to act as Chairman of the Company.  Directors are also reimbursed for their expenses incurred in respect of each meeting of the directors or special service. Employees of the Company receive no additional compensation for acting as directors of the Company.  Directors who are not officers of the Company or an affiliate of the Company have in the past also been granted options to purchase Common Shares.  No compensation was paid to any director of the Company for their services as consultants or experts to the Company.

Employment Contract

The Company has entered into employment contracts with the Chairman, President and Chief Executive Officer and the Vice-President and Chief Financial Officer which provides for payment of up to twenty four months and twelve months salary respectively, if employment is terminated without cause.

Directors' and Officers' Liability Insurance

The Company maintains a policy of directors' and officers' liability insurance, the annual premium for which in 2003 was $58,075 and which is paid for by the Company. The policy has a limit of $10,000,000.  The policy has a $100,000 deductible for the Company in Canada and a U.S. $250,000 deductible in the U.S. with respect to judgements, settlements and defence costs for indemnifiable losses.

Corporate Performance Graph

The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on its Common Shares as listed on the American Stock Exchange with the cumulative return on the American Stock Exchange Market Value Index and the American Stock Exchange Oil Index.

Indebtedness of Directors and Senior Officers

No directors or senior officers nor any of their associates or affiliates were indebted to the Company during 2003.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

Messrs. Douglas L. Rock and John J. Kennedy, directors of the Company, are directors or officers of, or otherwise interested in, Smith International, Inc. (which holds 9,465,382 Common Shares in the Company) and its affiliated companies.  During 2003, the Company purchased inventory in the ordinary course of business, and at market rates, from affiliates of Smith International, Inc.

ELECTION OF DIRECTORS

The board presently consists of six directors.  It is proposed that seven directors be elected to serve until the next annual meeting or until their successors are duly elected, unless their offices are earlier vacated.  The term of office of all the present directors expires upon the election of their successors.  The persons designated in the enclosed form of proxy, unless instructed otherwise, intend to vote for the election of the applicable nominees set forth below.  Management does not contemplate that any of the nominees will be unable to serve as director, however, if that should occur for any reason prior to the Meeting, the persons designated in the enclosed form of proxy reserve the right to vote for other nominees in their discretion.  Information is given below with respect to each nominee for election as a director:

(1)

The information as to Common Shares beneficially owned or controlled, not being within the knowledge of the Company, has been furnished by the respective nominees.

(2)

Member of Corporate Governance and Nominating Committee.

(3)

Member of Compensation Committee.

(4)

Member of Audit Committee.

(5)

Member of Environment, Health & Safety Committee.

Except as disclosed, each of the foregoing nominees has held his present principal occupation with his current employer or other positions with the same firm throughout the last five years.

APPOINTMENT OF AUDITORS

Unless proxies are marked to withhold authority to vote for, the persons named in the accompanying form of proxy intend to vote for the appointment of PricewaterhouseCoopers LLP, Chartered Accountants, Calgary, Alberta as auditors of the Company to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected or appointed, at a remuneration to be fixed by the board of directors.  PricewaterhouseCoopers LLP or its predecessor, Coopers & Lybrand, have been the auditors of the Company since February 1993.

OTHER BUSINESS

It is not the intention of the management of the Company to bring any other business before the Meeting other than the matters referred to in the Notice of Annual Meeting of Shareholders.  However, the enclosed form of proxy is a discretionary proxy and the persons named therein are authorized to vote in accordance with their discretion on any other matters, which may properly come before the Meeting, or any adjournment thereof.

CERTIFICATE

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DATED at Calgary, Alberta, this 17th day of March, 2004.

“signed"	“signed"
Michael West Chairman, President and Chief Executive Officer	Salvatore Secreti Vice President and Chief Financial Officer

CE FRANKLIN LTD.

NOTICE OF

ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Meeting") of the holders of Common Shares ("Shareholders") of CE FRANKLIN LTD. (the "Company" or "CE Franklin") will be held in the Trophy Lounge at The Calgary Petroleum Club, 319 - 5th Avenue S.W., Calgary, Alberta, on Tuesday, the 4th day of May, 2004, at 2:30 p.m. (Calgary time) for the following purposes:

1.

To receive and consider the financial statements of the Company for the fiscal year ended December 31, 2003 and the report of the auditors thereon;

2.

To elect directors of the Company for the ensuing year;

3.

To appoint auditors of the Company for the ensuing year at a remuneration to be fixed by the directors; and

4.

To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders who are unable to attend the Meeting in person and who wish to ensure that their shares will be voted are requested to date and sign the enclosed form of proxy, and to return it in the self-addressed envelope provided, to Computershare Trust Company of Canada, 600, 530-8th Ave. S.W., Calgary, Alberta, T2P 3S8, not later than the close of business on the business day preceding the day of the Meeting, or to the Chairman of the Meeting immediately prior to the commencement of the Meeting, otherwise the instrument of proxy will be invalid.  An Information Circular and a copy of the Annual Report accompany this notice. The specific details of the matters proposed to be put before the Meeting are set forth in the accompanying Information Circular.

DATED at the City of Calgary, in the Province of Alberta this 17th day of March, 2004.

BY ORDER OF THE BOARD OF DIRECTORS

"Signed"

Michael S. West

Chairman, President and Chief Executive Officer

CE FRANKLIN LTD.

PROXY

Solicited by Management for the Annual Meeting

of Shareholders to be held on May 4, 2004

The undersigned, being a holder of Common Shares of CE Franklin Ltd. (the "Company"), hereby appoints Michael S. West, Director, or failing him S. Douglas Martin, or instead of either of them, _________________________, as proxy for the undersigned, with full power of substitution, to attend and act on behalf of the undersigned at the Annual Meeting (the "Meeting") of shareholders of the Company to be held on 4th day of May, 2004, and at any adjournment thereof, to the same extent and with the same power as if the undersigned were present at the meeting or any adjournment thereof, notice of which meeting, with the Information Circular accompanying the same, has been received by the undersigned, and on behalf of the undersigned, to vote as specifically directed below:

1.

FOR

________________

WITHHOLD AUTHORITY TO VOTE FOR ________

the election of directors to be nominated by management of the Company at the Meeting;

2.

FOR

________________

WITHHOLD AUTHORITY TO VOTE FOR ________

the appointment of PricewaterhouseCoopers LLP, Chartered Accountants, Calgary, Alberta as Auditors of the Company at a remuneration to be fixed by the Board of Directors; and

3.

in his or her discretion upon any amendment to any of the above matters and any other matter which may properly come before the meeting or any adjournment thereof.

The undersigned hereby revokes any instrument of proxy previously given and does hereby further ratify all the proxy may lawfully do in the premises.

DATED this ___ day of _______________, 2004.

Name of Shareholder (please print)

Signature of Shareholder

To be valid, proxies must be deposited at the office of Computershare Trust Company of Canada, 600, 530-8th Ave. S.W., Calgary, Alberta, T2P 3S8, not later than the close of business on the business day preceding the date of the meeting or any adjournment thereof, or with the Chairman of the meeting immediately prior to the commencement of the meeting or any adjournment thereof.

SEE NOTES ON NEXT PAGE

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NOTES:

The instrument appointing a proxy shall be in writing and shall be executed by the shareholder or his or her attorney authorized in writing, or if the shareholder is a corporation, under its corporate seal, or by an officer or attorney thereof duly authorized and shall be dated.  Persons signing as executors, administrators or trustees should so indicate and give their full title as such.  A partnership should sign in the partnership name by an authorized person(s).

A shareholder submitting a proxy shall have the right to appoint a person to represent him, her or it at the meeting other than the nominees of management.  To exercise this right, such shareholder should insert the name of the desired representative in the blank space provided above or submit another appropriate form of proxy.

The shares represented by this proxy will be voted as specified by the shareholder, but if no specification is made, they will be voted for the above matters.

Management knows of no matters to come before the annual meeting of shareholders other than the matters referred to in the notice of meeting.  However, the persons named in the enclosed form of proxy are authorized to vote in accordance with their discretion on any other matters which may properly come before the meeting or any adjournment thereof.

SUPPLEMENTAL MAILING LIST RETURN CARD

CE FRANKLIN LTD.

TO:

Registered and Non Registered Shareholders:

Pursuant to National Instrument 54-102, CE Franklin Ltd. (the "Company") maintains a supplementary mailing list and delivers interim financial statements to shareholders on that list.  If you wish to receive the Company's interim financial statements, please complete this form and forward it to Computershare Trust Company of Canada, 600, 530 - 8th Avenue S.W., Calgary, Alberta, T2P 3S8.  Please note that both registered and non-registered shareholders should complete this form if they wish to receive the Company's financial statements.

The undersigned hereby certifies that the undersigned is the owner of common shares of CE Franklin Ltd. and requests that the undersigned be placed on the Supplemental Mailing List to receive unaudited interim financial statements of CE Franklin Ltd.

(PLEASE PRINT YOUR NAME AND ADDRESS)

(First Name and Surname)
(Number and Street) (Apartment/Suite)

(City)

(Province/State)

(Postal Code/Zip Code)

If you would prefer to have the Company's unaudited interim financial statements sent to you by e-mail, please indicate your consent to the electronic delivery of the financial statement by inserting your e-mail address on the line below.  The financial statements will be e-mailed as an Adobe Acrobat PDF file.  In order to be able to read the electronic version of the financial statements, you will require Adobe Acrobat Reader.  Notwithstanding your consenting to the electronic delivery of the financial statements, you may receive a paper copy of any document delivered electronically at no cost if you contact the Company by telephone, regular mail or e-mail at 1900, 300 - 5th Avenue S.W., Calgary, Alberta, T2P 3C4, phone: (403) 531-5604 or (800) 345-2858, e-mail: investor@cefranklin.com.  In addition, a paper copy of any documents delivered electronically will be provided if electronic delivery fails.  Your e-mail address will be used for the purpose of delivery of an electronic version of the financial statements only and will not be used for any other purpose.  Your consent to the electronic delivery of the financial statements may be revoked or changed, including any change in the e-mail address, at any time by notifying the Company by telephone, regular mail or e-mail as indicated above.  If you do not wish to have the statements delivered to you by e-mail, you are not required to consent to the electronic delivery of such documents.

(e-mail address)
Dated:	Signed: (Signature of Shareholder)